EXHIBIT 23.2
                       ACCOUNTANTS' CONSENT


The Board of Directors
Hadron, Inc.:

     We consent to the incorporation in the registration statement on Form S-8 (File No. _______) of Hadron, Inc.
of our report dated September 28, 1995, on our audit of the consolidated financial statements of operations, stockholder's equity (deficit), and cash flows of Hadron, Inc. for the year ended June 30, 1995, which report appears in the June
30, 1997 annual report on Form 10-K of Hadron, Inc. incorporated by reference herein.


                         /S/  Coopers & Lybrand L.L.P.

Washington, D.C.
December 10, 1997